Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Premier Municipal
Income Fund, Inc.
33-43778, 811-06456

An annual meeting of the
shareholders of the
Nuveen Premier Municipal Income
Fund, Inc. (the Fund) was held July
26, 2005.

The purpose of the meeting was to

1. elect nine (9) directors to serve
2. until their successors shall
3. have been duly elected and
4. qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 18,257,879
Withhold 244,655

Lawrence H. Brown
For  18,250,760
Withhold 251,774

Jack B. Evans
For  18,252,946
Withhold  249,588

William C. Hunter
For 18,257,117
Withhold  245,417

David J. Kundert
For 18,245,767
Withhold  256,767

William J. Schneider, elected by Preferred
shareholders only
For 6,259
Withhold  3

Timothy R. Schwertfeger, elected by
Preferred shareholders only
For 6,259
Withhold  3

Judith M. Stockdale
For 18,252,111
Withhold  250,423

Eugene S. Sunshine
For  18,256,205
Withhold  246,329

5. approve a new Investment
6. Management Agreement .

The number of shares voted in the
affirmative:
18,115,955 and
the number of negative votes:
 105,373

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005
, under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007658.